Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of February 1, 2012 by and among Telular Corporation, a Delaware corporation (“Parent”), and each of the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) each of whom is an Eligible Holder as defined in that certain Agreement and Plan of Merger, dated as of December 3, 2011 (as amended, the “Merger Agreement”), by and among Parent, a wholly-owned subsidiary of Parent, SkyBitz, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company as the representative of the Company’ former stockholders.

The parties hereby agree as follows:

1.           Certain Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Prospectus” shall mean the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing the Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean the Shares and any other securities issued or issuable in exchange for the Shares; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to the Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Stockholders (other than a Stockholder that is an Affiliate of Parent) pursuant to Rule 144 without being subject to a volume limitation.

“Registration Statement” shall mean the Registration Statement of Parent filed pursuant to the Merger Agreement and any amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus, all exhibits thereto, all financial statements and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means 1,000,024 shares of Parent Common Stock, as proportionately adjusted for stock splits, subdivisions, reverse stock splits, combinations, recapitalizations, dividends, distributions and the like following the date of this Agreement.

“Stockholder” means any Company Securityholder or participant in the Management Plans entitled to Merger Shares pursuant to the Merger Agreement each of whom is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“WKSI” means a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

2.           Registration.

(a)           Registration Statements.  As promptly as practicable following the Closing of the merger contemplated by the Merger Agreement (but in no event more than ten (10) Business Days following such Closing, or, if such Closing does not occur prior to March 15, 2012, the later of (x) April 15, 2012 or (y) ten (10) Business Days following such Closing), Parent shall prepare and file with the SEC the Registration Statement on Form S-3 (or, if Form S-3 is not then available to Parent, on such form of registration statement as is then available to effect a registration for resale of the Shares), pursuant to Rule 415 under the Securities Act, covering the resale of the Shares on a delayed or continuous basis.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Stockholders and Goodwin Procter LLP as the Stockholders’ designated counsel, a reasonable time prior to its filing or other submission.

(b)           Expenses.  Parent will pay all expenses incurred by it in connection with registration, including filing and printing fees, Parent’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold and fees of the Stockholders and their respective counsel.

(c)           Effectiveness.  If Parent is eligible as a WKSI, the Registration Statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462.  If Parent is not a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, Parent shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable following the filing thereof.  Parent shall notify the Stockholders by facsimile or e-mail as promptly as practicable after the Registration Statement is declared effective and shall as soon as reasonably practicable provide the Stockholders, without charge, with such number of copies of any related Prospectus (including any amendments, supplements or exhibits thereto) and such other documents (including any documents incorporated into the Registration Statement) as the Stockholders may reasonably request in order to facilitate the sale or other disposition of the securities covered thereby.

3.           Parent Obligations.  Parent will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto Parent will, as expeditiously as possible:

(a)           use commercially reasonable efforts to cause the Registration Statement to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement, as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by the Registration Statement (other than with respect to Registrable Securities owned by Affiliates of Parent) may be sold pursuant to Rule 144 without being subject to any restrictions on resale or (iii) one (1) year from the release of the Shares from escrow pursuant to the Merger Agreement.

(b)           prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby and, upon fifteen (15) Business Days’ notice, shall file any supplement or amendment to the Registration Statement and Prospectus with respect to the plan of distribution or a Stockholder’s ownership interests in his, her or its Registrable Securities that is reasonably necessary to permit the sale of such Registrable Securities pursuant to the Registration Statement;

(c)           provide copies to and permit each Stockholder to review the Registration Statement and all amendments and supplements thereto no fewer than five (5) Business Days prior to its filing with the SEC and not file any document to which a Stockholder reasonably objects based upon its belief that the Registration Statement is not in compliance with applicable laws, rules or regulations or contains a material misstatement or omission;

(d)           furnish to each Stockholder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Parent, one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of Parent to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof which contains information for which Parent has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder that are covered by the Registration Statement;

(e)           use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)           prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify, or exempt therefrom, or cooperate with the Stockholders and their counsel in connection with the registration or qualification, or exemption therefrom, of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by a Stockholder and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)           use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by Parent are then listed and use commercially reasonable efforts to maintain such listing;

(h)           immediately notify the Stockholders in writing, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Stockholder, promptly prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)           use commercially reasonable efforts to make and keep public information available, as that term is understood and defined in Rule 144 under the Securities Act, at all times; and

(j)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

4.           Obligations of the Stockholder.

(a)           Each Stockholder shall furnish in writing to Parent such information regarding Parent securities (including Registrable Securities) held by such Stockholder, and the intended method of disposition of the Registrable Securities held by such Stockholder, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Parent may reasonably request.  At least fifteen (15) Business Days prior to the first anticipated filing date of the Registration Statement, Parent shall notify each Stockholder of the information Parent requires in order to have the Registrable Securities included in the Registration Statement.  Each Stockholder shall provide such information to Parent at least five (5) Business Days prior to the first anticipated filing date of the Registration Statement.  Parent shall not be required to include any Registrable Securities of any Stockholder in the Registration Statement if required information from such Stockholder is not furnished to Parent within the five (5) Business Days.

(b)           Each Stockholder agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement hereunder, unless such Stockholder has notified Parent in writing of its election to exclude all of the Registrable Securities held by such Stockholder from the Registration Statement.

(c)           Each Stockholder agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next day) from Parent of the happening of an event pursuant to Section 3(h) hereof, such Stockholder will discontinue the disposition of Registrable Securities pursuant to the Registration Statement covering the Registrable Securities, until otherwise notified in writing by Parent or until such Stockholder receives the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by Parent, such Stockholder shall deliver or cause to be delivered to Parent (at the expense of Parent) or destroy or cause to be destroyed (and deliver to Parent a certificate of destruction) all copies in such Stockholder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of notice of an event described in Section 3(h) hereof.  Each Stockholder’s mailing address, email address and other contact information as of the signing of this Agreement is set forth on the applicable signature page hereto.

(d)           Each Stockholder covenants and agrees that such Stockholder will comply with the prospectus delivery requirements of the Securities Act as applicable in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e)           No Stockholder may use any confidential information received by them pursuant to this Agreement or the Merger Agreement (including, without limitation, any notice referred to in Section 2(c)(ii) or 3(h) hereof) in violation of the Exchange Act or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to Parent and Parent has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of the Stockholders.  Each Stockholder agrees to comply with the Securities Act and other applicable laws in connection with the offer or sale of any Registrable Securities.  The obligations in this Section 4(f) shall survive the expiration or termination of this Agreement.

5.           Indemnification.

(a)           Indemnification by Parent.  Parent will indemnify and hold harmless, to the fullest extent permitted by law, the Stockholders, and their respective officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls any Stockholder (each, a “Holder Indemnitee” and collectively, the “Holder Indemnitees’) within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by Parent or any written information furnished by Parent filed, in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof; (iii) the omission or alleged omission to state in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any failure to register or qualify the Registrable Securities included in the Registration Statement in any state or (v) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law, any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and, in all such cases, will reimburse the Holder Indemnitees for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Parent will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information regarding a Holder Indemnitee furnished by such Holder Indemnitee in writing specifically for use in the Registration Statement or Prospectus, or in the case of an event of the type specified in Section 3(h), the use by such Holder Indemnitee of an outdated or defective Prospectus after Parent has notified the Stockholders in writing (including via email) that the Prospectus is outdated or defective and prior to the receipt by the Stockholders of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

(b)           Indemnification by the Stockholders.  Each Stockholder, severally and not jointly, agrees to indemnify and hold harmless, to the fullest extent permitted by law, Parent, its directors, officers, employees, stockholders and each person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information regarding a Holder Indemnitee furnished in writing by such Stockholder to Parent specifically for inclusion in the Registration Statement or Prospectus or amendment or supplement thereto, or in the case of an occurrence of an event of the type specified in Section 3(h), the use by such Holder Indemnitee of an outdated or defective Prospectus after Parent has notified the Stockholders  in writing that the Prospectus is outdated or defective and prior to the receipt by the Stockholders of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.  In no event shall the liability of any Stockholder be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to promptly assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties except to the extent that based upon advice of counsel, a conflict of interest exists between the indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.           Miscellaneous.

(a)           Actions by the Stockholders.  Each Stockholder agrees and Parent acknowledges and agrees that, at all times, the Stockholders holding a majority of the Registrable Securities are authorized to take any action or to give any consent on behalf of the Stockholders.

(b)           Amendments and Waivers.  This Agreement may be amended only by a writing signed by Parent and the Stockholders.  Parent may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Parent shall have obtained the written waiver of the Stockholders, or the Stockholders’ consent to, such amendment, action or omission to act.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9(g) of the Merger Agreement and as set forth on the applicable signature pages hereto.

(d)           Assignments and Transfers by the Stockholders.  This Agreement may not be assigned by the Stockholders without the prior written consent of Parent.

(e)           Assignments and Transfers by Parent.  This Agreement may not be assigned by Parent (whether by operation of law or otherwise) without the prior written consent of the Stockholders, provided, however, that Parent shall assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of Parent with another corporation, or a sale, transfer or other disposition of all or substantially all of Parent’s assets to another corporation, without the prior written consent of the Stockholders.

(f)           Successors and Assigns; Benefits of the Agreement.  Subject to Section 6(d) above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(g)           Counterparts; Faxes; PDF.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or by e-mail delivery of an executed document in Portable Document Format (PDF), which shall be deemed an original.

(h)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the choice of law principles thereof.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Parent:	TELULAR CORPORATION

	By:	/s/ Joseph Beatty
	Name:	Joseph Beatty
	Title:	Chief Executive Officer

Stockholder:	Garvin Hill Capital Fund LLC

	By:	/s/ Mark E. Hastings
	Name:	Mark E. Hastings
	Title:	Managing Member

Stockholder:	Highstar Capital Fund I, L.P.

	By:	Highstar Capital GP I, L.P., its general partner
	By:	Highstar Capital LP, as attorney in fact

	By:	/s/ Scott Litman
	Name:	Scott Litman
	Title:	Executive Vice President

Stockholder:	Inverness Graham Investments

	By:	/s/ Kenneth A. Graham
	Name:	Kenneth A. Graham
	Title:	Sr. Managing Principal

Stockholder:	Industrial Technology Ventures, L.P.

	By:	ITV Management, LLC, its Managing General Partner

	By:	/s/ Paul DiBella
	Name:	Paul DiBella
	Title:	Managing Member

Stockholder:	MV I LLC

	By:	/s/ Reese Schroeder
	Name:	Reese Schroeder
	Title:	Authorized Representative

Stockholder:	Homaira Akbari

	By:	/s/ Homaira Akbari
	Name:	Homaira Akbari
Title:

Stockholder:	Richard L. Burtner

	By:	/s/ Richard L. Burtner
	Name:	Richard L. Burtner
Title:

Stockholder:	Maxine B. Cohen

	By:	/s/ Maxine B. Cohen
	Name:	Maxine B. Cohen
Title:

Stockholder:	Commvest, LLC

	By:	/s/ Dennis P. Cameron
	Name:	Dennis P. Cameron
	Title:	President

Stockholder:	Commvest Ijara I Co.

	By:	/s/ Dennis P. Cameron
	Name:	Dennis P. Cameron
	Title:	Attorney-In-Fact

Stockholder:	Commvest Partners II Co.

	By:	/s/ Dennis P. Cameron
	Name:	Dennis P. Cameron
	Title:	Attorney-In-Fact

Stockholder:	Brownlee O. Curry Jr.

	By:	/s/ Brownlee O. Curry Jr.
	Name:	Brownlee O. Curry Jr.
Title:

Stockholder:	Marcos T. Doxanas

	By:	/s/ Marcos T. Doxanas
	Name:	Marcos T. Doxanas
Title:

Stockholder:	Thomas C. Doxanas

	By:	/s/ Thomas C. Doxanas
	Name:	Thomas C. Doxanas
Title:

Stockholder:	William Doxanas

	By:	/s/ William Doxanas
	Name:	William Doxanas
Title:

Stockholder:	Stacy Doxanas-Bailey

	By:	/s/ Stacy Doxanas-Bailey
	Name:	Stacy Doxanas-Bailey
Title:

Stockholder:	Ronald S. and Barbara J. Endsley

	By:	/s/ Ronald S. Endsley
	Name:	Ronald S. Endsley
Title:

By:	/s/ Barbara J. Endsley
Name:	Barbara J. Endsley
Title:

Stockholder:	Jeffrey L. and Shay L. Gebauer

	By:	/s/ Jeffrey L. Gebauer
	Name:	Jeffrey L. Gebauer
Title:

By:	/s/ Shay L. Gebauer
Name:	Shay L. Gebauer
Title:

Stockholder:	Samuel H. Gill

	By:	/s/ Samuel H. Gill
	Name:	Samuel H. Gill
Title:

Stockholder:	Michael Hofmayer

	By:	/s/ Michael Hofmayer
	Name:	Michael Hofmayer
Title:

Stockholder:	J.J. Keller & Associates, Inc.

	By:	/s/ Roger Porath
	Name:	Roger E. Porath
	Title:	Vice President - Finance

Stockholder:	Paul Tudor Jones II

	By:	/s/ Paul Tudor Jones II
	Name:	Paul Tudor Jones II
Title:

Stockholder:	James J. Keller

	By:	/s/ James J. Keller
	Name:	James J. Keller
Title:

Stockholder:	Kistler Associates

	By:	/s/ William Kistler
	Name:	William Kistler
	Title:	Managing Partner

Stockholder:	Lanigan Holdings, LLC

	By:	/s/ Stephen J. Bayers
	Name:	Stephen J. Bayers
	Title:	LLC Manager

Stockholder:	Robert Lorton

	By:	/s/ Robert Lorton
	Name:	Robert Lorton
Title:

Stockholder:	Lorton Family Partnership

	By:	/s/ Robert Lorton
	Name:	Robert Lorton
	Title:	Partner

Stockholder:	Raymond Miller

	By:	/s/ Raymond Miller
	Name:	Raymond Miller
Title:

Stockholder:	Dorothy M. Mitchell

	By:	/s/ Dorothy M. Mitchell
	Name:	Dorothy M. Mitchell
Title:

Stockholder:	James B. Mitchell

	By:	/s/ James B. Mitchell
	Name:	James B. Mitchell
Title:

Stockholder:	James B. & Dorothy M. Mitchell

	By:	/s/ James B. Mitchell
	Name:	James B. Mitchell
Title:

By:	/s/ Dorothy M. Mitchell
Name:	Dorothy M. Mitchell
Title:

Stockholder:	Paul D. Olsen

	By:	/s/ Paul D. Olsen
	Name:	Paul D. Olsen
Title:

Stockholder:	Ruth Rauch

	By:	/s/ Ruth Rauch
	Name:	Ruth Rauch
Title:

Stockholder:	Robert A. Schreiber

	By:	/s/ Robert A. Schreiber
	Name:	Robert A. Schreiber
Title: